Exhibit No.  21.1


                        TELTRONICS, INC.

                          SUBSIDIARIES




                     TTG ACQUISITION CORP.
                 2150 Whitfield Industrial Way
                    Sarasota, Florida 34243

                             (100%)



                        AT SUPPLY, INC.
               4703 Shavano Oak Drive, Suite 104
                    San Antonio, Texas 78249

                             (100%)



                  INTERACTIVE SOLUTIONS, INC.
                 2150 Whitfield Industrial Way
                    Sarasota, Florida 34243

                             (85%)



                      TELTRONICS/SRX, INC.
                 2150 Whitfield Industrial Way
                    Sarasota, Florida 34243

                             (100%)